Exhibit 99.1

Media Contact Robin Pence 703 682 6552
Investor Contact Ahmed Pasha 703 682 6451

AES COMMENCES CASH TENDER OFFER FOR SENIOR NOTES

ARLINGTON, VA., October 16, 2007 — The AES Corporation (NYSE: AES) today announced that it has commenced a cash tender offer for up to $1.24 billion (the “Tender Cap”) of its outstanding senior notes listed in the table below (the “Notes”) in accordance with the terms and conditions described in its Offer to Purchase dated October 16, 2007.  The tender offer will expire at 12:00 p.m. midnight, New York City time, on November 13, 2007, unless extended or earlier terminated (such time, as the same may be extended or earlier terminated, the “Expiration Time”).

The total consideration payable for each series of Notes will be based on the yield to maturity of a specified U.S. Treasury reference security, plus a fixed spread.  The table below shows, among other things, the three series of Notes subject to the tender offer, the acceptance priority levels, the applicable U.S. treasury reference security for the Notes and the applicable fixed spread:

Title of Security	CUSIP/ISIN Numbers	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Maturity Date/ Earliest Redemption Date	Par Amount/ Earliest Redemption Price(2) (3)	Early Tender Premium(.3)	Reference Security	Bloomberg Reference Page	Fixed Spread (basis points)

8.75% Senior Notes due 2008	00130HAV7	$201,809,000	1	June 15, 2008(1)	$1,000.00	$30.00	5.125% U.S.T. Note due June 30, 2008	PX3	+50
9.00% Second Priority Senior Secured Notes due 2015	00130HBB0 U0080RAG5	$600,000,000	2	May 15, 2008(2)	$1,045.00	$30.00	5.625% U.S.T. Note due May 15, 2008	PX3	+50
8.75% Second Priority Senior Secured Notes due 2013	00130HBA2 U0080RAF7	$1,200,000,000	3	May 15, 2008(2)	$1,043.75	$30.00	5.625% U.S.T. Note due May 15, 2008	PX3	+50

1.                                       The 2008 Notes mature on June 15, 2008 and may be redeemed at any time at a redemption price equal to par plus a “make-whole” premium, if any.

2.                                       May 15, 2008 is the earliest date at which the 2013 Notes and the 2015 Notes may be redeemed at a redemption price equal to a specified percentage of the principal amount.  Prior to May 15, 2008, the 2013 Notes and 2015 Notes may be redeemed at any time at a redemption price equal to par plus a “make-whole” premium, if any.

3.                                       Per $1,000 principal amount of Notes that are accepted for purchase.

Holders tendering their Notes on or prior to 5:00 p.m., New York City time, on October 29, 2007, unless extended or earlier terminated (the “Early Tender Time”), will receive the total consideration, which includes an early tender premium of $30.00 per $1,000 principal amount of Notes purchased.  Holders that tender their Notes after the Early Tender Time but prior to the Expiration Time will receive the total consideration less the early tender premium (the “Tender Offer Consideration”).  The Company will pay the total consideration in respect of the 8.75% Senior Notes due 2008 and the 9.00% Second Priority Senior Secured Notes due 2015 that have been validly tendered and not withdrawn prior to the Early Tender Time and accepted for purchase by the Company on October 30, 2007 (the “Early Settlement Date”).  The Company will pay (i) the total consideration for any 8.75% Second Priority Senior Secured Notes due 2013 that were validly tendered and not withdrawn prior to the Early Tender Time and accepted for purchase by AES and (ii) the Tender Offer Consideration for any Notes that were validly tendered and not withdrawn after the Early Tender Time and prior to the Expiration Time and accepted for purchase by the Company on November 14, 2007 (the “Final Settlement Date”).  In addition, in all cases, holders will receive accrued interest from the last interest payment date for such series of Notes to, but not including, the Early Settlement Date or the Final Settlement Date, as applicable.

AES may increase or modify the Tender Cap (in which case, the term “Tender Cap” will mean such amount as so increased) subject to applicable law, depending on the principal amount of Notes validly tendered and not withdrawn without extending withdrawal rights to Holders.  If the aggregate principal amount of Notes validly tendered and not withdrawn at the Expiration Time exceeds the Tender Cap, the Company will (subject to the terms and conditions of the offer) limit the Notes it accepts pursuant to the Tender Cap and in accordance with the acceptance priority levels as set forth in the Offer to Purchase.  Since the 8.75% Senior Notes due 2008 and the 9.00% Second Priority Senior Secured Notes due 2015 have an acceptance priority level of 1 and 2, respectively, and the aggregate principal amount of the 8.75% Senior Notes due 2008 and the 9.00% Second Priority Senior Secured Notes due 2015 combined is less than the Tender Cap, neither the 8.75% Senior Notes due 2008 nor the 9.00% Second Priority

Senior Secured Notes due 2015 will be subject to proration; only the 8.75% Second Priority Senior Secured Notes due 2013 will be subject to proration.  Except as set forth in AES’s Offer to Purchase or as required by applicable law, Notes tendered prior to 5:00 p.m., New York City time, on October 29, 2007, unless extended by AES in its sole discretion (the “Withdrawal Deadline”) may only be withdrawn in writing before the Withdrawal Deadline, and Notes tendered after the Withdrawal Deadline but prior to the Expiration Time may not be withdrawn.

The tender offer is conditioned on the satisfaction of certain conditions.  If any of the conditions are not satisfied, AES is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, in each event, subject to applicable laws, and may even terminate the tender offer.

Citi is the Dealer Manager for the tender offer.  Global Bondholder Services Corporation is acting as the Information Agent and Wells Fargo Bank, National Association is acting as the Depository.  The offer is made only by an Offer to Purchase dated October 16, 2007, and the information in this news release is qualified by reference to the Offer to Purchase.  Persons with questions regarding the offer should contact the Dealer Manager, toll-free at 800-558-3745 or collect at (212) 723-6106.  Requests for documentation may be directed to the Information Agent, toll-free at (866) 294-2200.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy securities, nor does it constitute an offer to buy or the solicitation of an offer to sell securities.

AES is one of the world’s largest global power companies, with 2006 revenues of $11.6 billion.  With operations in 28 countries on five continents, AES’s generation and distribution facilities have the capacity to serve 100 million people worldwide.  AES’s 13 regulated utilities amass annual sales of over 73,000 GWh and its 121 generation facilities have the capacity to generate approximately 43,000 megawatts.  AES’s global workforce of 30,000 people is committed to operational excellence and meeting the world’s growing power needs.  To learn more about AES, please visit www.aes.com or contact AES media relations at media@aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934.  Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance.  Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’s current expectations based on reasonable assumptions.  Forecasted financial information is based on certain material assumptions.  These assumptions include, but are not limited to, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors.  Important factors that could affect actual results are discussed in AES’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in AES’s 2006 Annual Report on Form 10-K/A.  Readers are encouraged to read AES’s filings to learn more about the risk factors associated with AES’s business.  AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.